UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Servotronics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED MARCH 24, 2023
Dear Fellow Shareholder:
We invite you to join us for the Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) on [•], [•], 2023, at [•], Eastern Time. The Annual Meeting will be held virtually at the following Website: [•].
The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be voting to elect six directors, approve on an advisory basis our named executive officer compensation, and ratify the appointment of Freed Maxick CPAs, P.C. as our independent auditors for 2023.
Your vote is particularly important this year. As you may be aware, Star Equity Fund, LP (together with its affiliates, “Star Equity”) has notified the Company that Star Equity has nominated a slate of six nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, white proxy card, and other solicitation materials from Star Equity; however, since Star Equity has the option to choose which of our shareholders will receive their proxy solicitation materials, we cannot be certain whether you will receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Star Equity or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Star Equity, or any other statements that Star Equity may otherwise make.
Our Board of Directors does NOT endorse any of Star Equity’s nominees and unanimously recommends that you vote “FOR” each of the six highly qualified nominees proposed by our Board of Directors on the enclosed BLUE proxy card. The Company’s Board of Directors strongly urges you NOT to sign or return any white proxy card sent to you by Star Equity. If you have previously submitted a white proxy card sent to you by Star Equity, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting at any time before it is exercised by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. Even if you would like to elect some or all of Star Equity’s nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.
We strongly encourage you to read the accompanying proxy statement carefully and to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. For your convenience, you may vote your shares by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. It is important that your shares be represented at the meeting, regardless of the number of shares you hold.
Thank you for your interest and investment in Servotronics, Inc.
Sincerely,
William F. Farrell, Jr.
Chief Executive Officer
If you have any questions or need assistance voting your proxy, please contact Georgeson LLC, our proxy solicitor assisting us in connection with the Annual Meeting.

1290 Avenue of the Americas, 9th Floor New York, NY 10104
Shareholders, Banks and Brokers Call Toll Free: 866-767-8867

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED MARCH 24, 2023
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Servotronics, Inc.:
You are hereby notified that the 2023 Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) will be held virtually on [•], 2023 at [•], Eastern Daylight Time. At the Annual Meeting, we will consider and vote on the matters listed below.
1.
Election of six directors to serve until the 2024 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

2.
Advisory approval of the compensation of our Named Executive Officers for 2022; and

3.
Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2023 fiscal year.

Shareholders may also transact such other business as may properly come before the 2023 Annual Meeting or any adjournment, postponement of continuation thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.
Only shareholders of record of the Company’s common stock as of the close of business on March 15, 2023 are entitled to notice of and to vote at the Annual Meeting. Such shareholders are urged to submit a BLUE proxy card, even if their shares were sold after such date.
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. Shareholders will be able to attend and participate in the Annual/Special Meeting  online, vote electronically and submit questions prior to and during the meeting by visiting https://meetnow.global/XXXXXXX on the meeting date and time described in the accompanying proxy statement. To participate in the Annual/Special Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box. There is no physical location for the Annual Meeting.
We received notice from Star Equity Fund, LP (together with its affiliates, “Star Equity”) that it has nominated a slate of six nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors does NOT endorse the election of any of the Star Equity nominees for director and recommends that you vote “FOR” each of the Company’s six highly qualified director nominees. You may receive proxy solicitation materials from Star Equity or other persons or entities affiliated with Star Equity, including an opposition proxy statement and white proxy card. Our Board of Directors urges you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to Star Equity or its nominees contained in solicitation materials filed or disseminated by or on behalf of Star Equity or any other statements Star Equity may otherwise make. Star Equity chooses which of the Company’s shareholders will receive its proxy solicitation materials. Therefore, you may or may not receive those materials depending on what Star Equity decides.
Even if you have previously signed a white proxy card sent to you by or on behalf of Star Equity, you have the right to change your vote by following the instructions on the enclosed BLUE proxy card to vote via the Internet or by marking, signing, dating and returning the enclosed BLUE proxy card by mail in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted. We urge you to disregard any white proxy card sent by or on behalf of Star Equity or any person other than the Company. Voting to “WITHHOLD” your vote with respect to the nominees on any white proxy card that is circulated by or on behalf of Star Equity is not the same as voting for the Company’s director nominees, because a vote to “WITHHOLD” with respect to any of the nominees on a white proxy card will revoke any previous proxy submitted by you on the BLUE proxy card. Your vote is very important.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY’S SIX DIRECTOR NOMINEES NAMED ON THE ENCLOSED BLUE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF STAR EQUITY.
If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Because we anticipate that this will be a contested election, we expect that such brokers, banks or other nominees will not be able to vote your shares, without your voting instructions, on any of the proposals on the agenda for the Annual Meeting. As a result, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions on the enclosed BLUE proxy card.
If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at 866-767-8867.
Whether you plan to be present at the Annual Meeting or not, you are requested to promptly submit your proxy to ensure that your shares will be represented by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet.
By Order of the Board of Directors
Bernadine E. Kucinski
Corporate Secretary
DATED: [•], 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2023
We will send this notice, the accompanying proxy statement, the form of BLUE proxy card, and our annual report to shareholders for the year ended December 31, 2022, beginning on or about [•], 2023 to shareholders of record as of March 15, 2023, the record date for the Annual Meeting. This notice, the proxy statement, the form of BLUE proxy card and the annual report are also available free of charge at [•]. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov.

i

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED MARCH 24, 2023
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I receiving these materials?
The Board is providing this proxy statement and the enclosed BLUE proxy card in connection with its solicitation of proxies to be voted at the Annual Meeting. For more information on the participants in the Board’s solicitation, please see Appendix A to this proxy statement.
Whether or not you attend the meeting, we urge you to mark, sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided or follow the instructions on your BLUE proxy card to vote via the Internet.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following proposals:
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the election of six directors to serve until the 2024 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

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the advisory approval of the compensation of our Named Executive Officers for 2022;

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the ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2023 fiscal year; and

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any other business that may properly come before the Annual Meeting.

The Board is not aware of any other business to come before the Annual Meeting.
Who is entitled to vote?
You may vote at the Annual Meeting if you were a shareholder of record of Servotronics common stock at the close of business on March 15, 2023, the record date for the Annual Meeting set by the Board. Each shareholder is entitled to one vote per share of Servotronics common stock on each matter presented for a shareholder vote at the Annual Meeting. Shareholders do not have cumulative voting rights. As of the close of business on the record date, there were [•] shares of Servotronics common stock outstanding.
How do I vote my shares?
Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.
If you are a shareholder whose shares are registered in your name, the Board encourages you to follow the instructions on your BLUE proxy card to vote your shares by one of the following methods:
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By Internet, by going to the web address indicated on the enclosed BLUE proxy card and following the instructions listed thereon.

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By mail, by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. If you vote via the Internet, please do not mail your proxy card.

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In person, by attending the Annual Meeting and casting your vote in person.

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Voting at the Virtual Annual Meeting. The Annual Meeting will be held online via a live webcast at [•]. You may only participate in the virtual meeting by registering in advance at [•] prior to the deadline of [•] [a/p].m. Eastern Daylight Time on [•], 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

If your shares are held in “street name” through a brokerage firm, bank or other nominee, as the beneficial owner of those shares you have the right to direct your broker, bank or other nominee how to vote the shares in your account. Please follow the instructions from your broker, bank or other nominee included on the BLUE Voting Instruction Form accompanying these proxy materials to instruct your broker, bank or other nominee how to vote your shares so that your vote can be counted. The BLUE Voting Instruction Form provided by your broker, bank or other nominee may also include information about how to submit your voting instructions over the Internet, if such option is available.
Please note that you may NOT vote shares held in street name at the Annual Meeting unless you request and receive a “legal proxy” from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Annual Meeting.
The deadline for voting via the Internet is [•], Eastern Time, on [•], 2023. Please see your proxy card or the information your broker, bank or other holder of record provided to you for more information on your options for voting.
Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?
Yes. Star Equity Fund, LP (together with its affiliates, “Star Equity”) has announced that it has nominated a slate of six nominees for election to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. The Board does NOT endorse any Star Equity nominee and unanimously recommends that you vote “FOR” the election of each of the six nominees recommended by the Board.
Each of the Company and Star Equity will use its own version of a universal proxy card containing the names of both the Company’s and Star Equity’s nominees. The Board urges you to vote “FOR” the election of each of the six nominees recommended by the Board using our enclosed universal BLUE proxy card and NOT to sign or return or vote using any universal white proxy card sent to you by Star Equity. If you have already voted using the white card sent to you by Star Equity, you have every right to change your vote and we strongly urge you to revoke that proxy by voting in favor of ONLY the Board’s nominees (Brent D. Baird, Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax) by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
What does it mean if I receive more than one proxy card?
Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one BLUE proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign, date and return or otherwise submit your proxy with respect to each BLUE proxy card to ensure that all of your shares are voted.
Additionally, Star Equity has nominated six individuals for election as directors at the Annual Meeting. If Star Equity proceeds with its nominations, you may receive proxy solicitation materials from Star Equity, including an opposition proxy statement and a white proxy card. Because Star Equity may choose to send its proxy solicitation materials to only a portion of our shareholders, you may or may not receive those materials depending on what Star Equity decides.

In the event you do receive materials from Star Equity, the Board of Directors unanimously recommends that you disregard and do NOT return any white proxy card you receive from Star Equity.
Voting to “WITHHOLD” with respect to any Star Equity nominee on a white proxy card sent to you by Star Equity is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Star Equity nominee on its white proxy card will revoke any proxy you previously submitted. For example, this means that if you have submitted a validly executed proxy voting FOR the nominees recommended by the Board but later submit a validly executed proxy withholding your votes from the Star Equity nominees, your prior vote in favor of the nominees recommended by the Board will not be counted.
If you have already voted using Star Equity’s white proxy card, you have every right to change your vote and revoke your prior proxy before it is exercised by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. Only the latest dated proxy you submit will be counted. If you have any question or need assistance voting, please call Georgeson LLC, our proxy solicitor, at 866-767-8867.
How will my shares be voted?
The Board encourages shareholders to vote by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. The named proxies will vote your shares as you direct.
For Proposal 1 (election of directors), you may:
•
Vote FOR up to six of the nominees for director; or

•
WITHHOLD your vote from up to six nominees for director.

If you vote for more than six nominees for director, your vote on Proposal 1 will be invalid and will not be counted. To the extent a registered shareholder votes “FOR” with respect to at least one but fewer than six nominees on Proposal 1, his or her shares will only be voted “FOR” those nominees he or she has marked. Any remaining votes on Proposal 1 will not be voted and will have the same effect as a vote to “WITHHOLD” for all other nominees. However, if he or she does not specify how to vote any shares (i.e., he or she does not mark a vote “FOR” or to “WITHHOLD” with respect to any nominees), the proxies will vote their shares “FOR” the Board’s six nominees for director, in accordance with the Board’s recommendations.
For Proposal 2 (advisory vote to approve executive compensation) and Proposal 3 (ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm), you may:
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Vote FOR the proposal;

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Vote AGAINST the proposal; or

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ABSTAIN from voting on the proposal.

How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you use the enclosed BLUE proxy card to vote as follows:
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“FOR” each of the Board’s nominees — Brent D. Baird, Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax — to be elected;

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“FOR” the advisory approval of the compensation of our Named Executive Officers for 2022;

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“FOR” the ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2023 fiscal year.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY WHITE PROXY CARD THAT MAY BE SENT TO YOU BY STAR EQUITY, EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED. IF YOU HAVE PREVIOUSLY SUBMITTED A VOTE USING THE WHITE PROXY CARD SENT TO YOU BY STAR EQUITY, YOU CAN REVOKE

IT BY USING THE ENCLOSED BLUE PROXY CARD TO VOTE “FOR” OUR BOARD’S NOMINEES AND “FOR” ALL OTHER PROPOSALS RECOMMENDED BY OUR BOARD.
How can I revoke or change my vote?
If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is exercised by one of the following methods:
•
Submitting another proper proxy with a more recent date than that of the proxy first given by marking, signing, dating and mailing a proxy card or following the instructions on your proxy card to vote via the Internet;

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Sending timely written notice of revocation to our Corporate Secretary; or

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Attending the virtual Annual Meeting and voting during the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.
If you have previously signed a white proxy card sent to you by Star Equity, you may change your vote and revoke your prior proxy marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. Submitting a white proxy card — even if you vote to “WITHHOLD” with respect to the Star Equity nominees — will revoke any votes you previously made via our BLUE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard and NOT return any white proxy card that you may receive from Star Equity, even as a protest vote against Star Equity.
Is the Company using a universal proxy card in connection with voting at the Annual Meeting?
Yes. The Securities and Exchange Commission (“SEC”) has adopted new rules requiring the use of a universal proxy card in contested director elections that are applicable to the Annual Meeting. Each of the Company and Star Equity will use its own version of a universal proxy card containing the names of both the Company’s and Star Equity’s nominees. The Company is using the enclosed BLUE universal proxy card. Our Board unanimously recommends using the enclosed BLUE universal proxy card and voting “FOR” all of the nominees proposed by the Board and disregarding any white proxy card that may be sent to you by Star Equity.
What happens if I return a BLUE proxy card but give voting instructions for more than six candidates?
An “overvote” occurs when a shareholder submits more votes for director nominees than there are Board of Director seats up for election.
To the extent an overvote (i.e., voting “FOR” with respect to more than six nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, all such votes on Proposal 1 regarding nominees will be invalid and will not be counted.
What happens if I return a BLUE proxy card but give voting instructions for less than six candidates?
An “undervote” occurs when a shareholder submits less votes “FOR” director nominees than there are Board of Director seats up for election.
To the extent a registered shareholder votes “FOR” or to “WITHHOLD” with respect to at least one but fewer than six nominees on Proposal 1, his or her shares will only be voted “FOR” those nominees he or she has marked. Any remaining votes on Proposal 1 will not be voted and will have the same effect as a vote to “WITHHOLD” for all other nominees.
However, if you send in your BLUE proxy card or vote via the Internet as instructed on your BLUE proxy card, but do not specify how you want to vote any of your shares (i.e., you do not vote “FOR” or to “WITHHOLD” with respect to any nominees), the proxies will vote their shares “FOR” the Board’s six nominees for director, in accordance with the Board’s recommendations.

What happens if Star Equity withdraws or abandons its solicitation or fails to comply with the new universal proxy rules, and I already granted proxy authority in favor of Star Equity?
Shareholders are encouraged to submit their votes on the BLUE proxy card. If Star Equity withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted BLUE proxy card.
If Star Equity withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Star Equity nominees will be disregarded and not be counted, whether such vote is provided on the Company’s BLUE proxy card or the Star Equity white proxy card.
How many shares must be present to hold the Annual Meeting?
A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of votes entitled to be cast on matters to be considered at the Annual Meeting are present at the Annual Meeting or represented by proxy. If a share is represented for any purpose at the Annual Meeting, it will be considered present for purposes of establishing a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.
A “broker non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Because we anticipate this will be a contested election, the applicable rules do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, we do not expect there to be any broker non-votes at the Annual Meeting.
How many votes are needed for approval of each proposal?
Proposal No. 1: A plurality of the votes cast at the Annual Meeting is required to elect directors. This means that the six director nominees who receive the most votes will be elected to the Board. Any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will not affect the outcome of the election.
Proposal No. 2: Advisory approval of the compensation of our Named Executive Officers for 2022 requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal. The vote on this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.
Proposal No. 3: Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2023 fiscal year requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions will not be counted as votes cast and will not affect the outcome of the vote on this proposal.
If you are the beneficial owner of shares held for you by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions as to how to vote such shares in order for your shares to be voted. As summarized under “How many shares must be present to hold the Annual Meeting?” above, we do not expect there to be any broker non-votes at the Annual Meeting. Accordingly, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

What if I hold shares through an account under the Servotronics, Inc. Employee Stock Ownership Plan?
If you are a participant in the Servotronics, Inc. Employee Stock Ownership Plan (the “ESOP”), shares allocated to your account under the ESOP can be voted by you by following the instructions on your BLUE proxy card accompanying this proxy statement. If you wish to vote shares allocated to your ESOP account, you may do so in the manner described below.
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By Internet, by going to the web address indicated on the enclosed BLUE proxy card and following the instructions listed thereon.

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By mail, by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. If you vote via the Internet, please do not mail your proxy card.

The deadline for voting via the Internet is [•], Eastern Time, on [•], 2023. Please remember that, if you wish to vote shares allocated to your ESOP account, you may do so in the manner described above.
Although the Company is required to include all nominees for election on its BLUE universal proxy card, for additional information regarding Star Equity’s nominees and any other related information please refer to Star Equity’s proxy statement. Even if you would like to elect one or more of Star Equity’s nominees, we strongly recommend you use the Company’s BLUE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/XXXXXXX. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at [•], Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the access instructions as outlined in this proxy statement.
How do I register to attend the Annual/Special Meeting virtually on the Internet?
If you are a registered shareholder, you do not need to register to attend the Annual Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Servotronics holdings along with your name and email address to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, 3 business days prior to the meeting date.
You will receive a confirmation of your registration by email after we receive your legal proxy.
Requests for registration should be directed to us by emailing an image of your legal proxy, to shareholdermeetings@computershare.com.

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.
Additional Information Regarding Proposal 1 Voting
Star Equity has notified the Company that it has nominated a slate of six nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, assuming such Star Equity nominees are in fact proposed for election at the Annual Meeting and such nominations have not been timely withdrawn by Star Equity, the election of directors at the Annual Meeting will be considered a contested election. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for up to six nominees, and the six nominees receiving the greatest number of votes cast “FOR” their election among all shareholders will be elected, regardless of whether they were nominated by your Board or by Star equity. Votes to “WITHHOLD” with respect to any nominee are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
It will NOT help elect the nominees recommended by your Board if you sign and return white proxy cards sent by Star Equity, even if you vote to “WITHHOLD” with respect to Star Equity’s nominees. In fact, doing so will cancel any previous vote you cast on a BLUE proxy card sent to you by the Company. The only way to support your Board’s nominees is to vote “FOR” all of your Board’s nominees (Brent D. Baird, Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax). ONLY THE LATEST-DATED, VALIDLY EXECUTED PROXY RECEIVED WILL BE COUNTED.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies on behalf of the Company. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.
Star Equity will bear the entire cost of any proxies that it solicits. In addition, Star Equity has indicated that, if Star Equity is successful in its proxy solicitation, Star Equity intends to seek reimbursement from the Company for the expenses it incurs in connection with its solicitation of proxies for election of its nominees to the Board at the Annual Meeting.
Who will count the votes at the Annual Meeting and when will the results be available?
We currently expect that First Coast Results, Inc. will tabulate the votes and be our independent inspector of elections for the Annual Meeting. Because the election of directors will be a contested election, the results of the Annual Meeting will likely not be announced at the meeting. Instead, we expect to report the preliminary voting results of the Annual Meeting within four business days following the Annual Meeting in a Current Report on Form 8-K filed with the SEC. Once First Coast Results, Inc. has certified the final voting results of the Annual Meeting, we will file an amendment to the Current Report on Form 8-K, if necessary, reporting the final voting results.
Whom do I contact if I have questions regarding the Annual Meeting?
If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at 866-767-8867.

BACKGROUND OF THE SOLICITATION
Over the past year, the Board has overseen significant governance improvements at Servotronics. The Company has also made important investments in the business while the management has steered the Company through the pandemic, maintaining stability and navigating the challenges that impacted each of the Company’s business segments in different ways.
On November 23, 2021, a special committee of the Board recommended that the Board undertake a refreshment process to increase the size of the Board and asked the Nominating and Corporate Governance Committee to identify the skills, experience, and diversity that would enhance the Board’s effective oversight of the Company.
On December 21, 2021, the Board accepted the resignation of Kenneth D. Trbovich as Chief Executive Officer of the Company following an internal investigation. The Board also removed Mr. Trbovich as Chairman of the Board and determined that the Company did not intend to renominate him for election at the 2022 Annual Meeting.
On December 27, 2021, the Board issued a press release announcing the leadership change at the Company indicating that the responsibilities of the Chief Executive Officer and President will continue to be carried out by other Company personnel, led by Chief Operating Officer James C. Takacs. The Board also announced its intention to conduct an active search for a new Chief Executive Officer. In addition, the Board disclosed that the Company did not intend to renominate Mr. Trbovich for election at the 2022 Annual Meeting.
On February 28, 2022, Star Equity delivered a notice of its intention to nominate a control slate of up to nine candidates for election as directors at the 2022 Annual Meeting. The nomination notice disclosed that Star Equity owned 28,555 shares of Common Stock, constituting approximately 1.18% of the outstanding shares.
On March 1, 2022, the Company, through its counsel, sent an email to Jeffrey E. Eberwein, Portfolio Manager of Star Equity to attempt to schedule a meeting between the Company and Star Equity.
From March 3, 2022 to March 8, 2022, the Company and Star Equity worked to finalize a mutually convenient date and time for the initial meeting.
On March 15, 2022, James Takacs, the Company’s Chief Operating Officer, Lisa Bencel, the Company’s Chief Financial Officer, and Board members Edward Cosgrove and Christopher Marks met telephonically with representatives of Star Equity, including Mr. Eberwein, to discuss Star Equity’s nomination notice.
Later on March 15, 2022, Mr. Eberwein sent an email to Mr. Takacs and Ms. Bencel outlining key items that Star Equity proposes for a settlement, including the addition of four candidates from the Star Equity slate immediately to the Board and that three incumbent Board members agree not to run for reelection at the 2022 Annual Meeting (in addition to Mr. Trbovich who the Company previously disclosed would not be renominated). This would result in a Board composed of four Star Equity nominees and one incumbent nominee.
On March 24, 2022, the Nominating and Corporate Governance Committee commenced interviews of independent director candidates.
The Company acknowledged receipt of Star Equity’s settlement proposal and on March 25, 2022, the Company, through its legal counsel, indicated that the Company intends to re-engage once the Company files its Annual Report on Form 10-K for the year ended December 31, 2021.
On March 31, 2022, the Company filed its Annual Report on Form 10-K and issued a press release announcing year-end earnings.
Later on March 31, 2022, the Company’s legal counsel sent an email to Star Equity’s counsel offering the opportunity to interview up to four of Star Equity’s director candidates as part of the Board’s refreshment process, which was already underway with the consideration of other candidates.
On April 4, 2022, Star Equity’s counsel requested clarification on the Board’s refreshment process.

On April 5, 2022, the Company’s counsel provided additional information regarding the scope and timing of the refreshment process, indicating that the Nominating and Corporate Governance Committee was available to interview up to four Star Equity candidates with the interviews to occur as soon as possible and preferably no later than April 8, 2022.
On April 8, 2022, Star Equity issued a press release titled “Star Equity Fund Urges Servotronics to Schedule 2022 Annual Meeting.”
On April 11, 2022, Star Equity, through its counsel, offered to make two of Star Equity’s candidates available for interview.
On April 12, 2022, notwithstanding the previously communicated interview timeline for its refreshment process, the Nominating and Corporate Governance Committee agreed to extend its interview calendar and offered to meet with Star Equity’s two candidates on April 14, 2022.
On April 14, 2022, the Nominating and Corporate Governance Committee interviewed Hanna Bible and Mark Pomeroy, the two candidates made available by Star Equity.
On April 19, 2022, the Nominating and Corporate Governance Committee completed its interviews of independent director candidates.
On April 21, 2022, the Company issued a press release announcing the appointment of William F. Farrell, Jr. as Chief Executive Officer of the Company effective April 25, 2022.
On April 22, 2022, culminating the Board refreshment process, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed three new directors, Chief Executive Officer William F. Farrell, Jr. and independent Directors, Karen L. Howard and Evan H. Wax, effective April 25, 2022. As part of the refreshment process Jason T. Bear, Chair of the Nominating and Corporate Governance Committee, advised the Board that he would be resigning from the Board April 25, 2022. As a result of these changes the size of the Board was increased to seven Directors. The Board has also approved an amendment to the company’s shareholder rights plan to accelerate its expiration date to April 26, 2022, effectively terminating the “poison pill” that had previously been set to expire on October 15, 2022.
On April 27, 2022, the Company contacted Star Equity to notify them of the Board and governance changes and filed a press release later in the day.
The Company filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) on April 29, 2022 and an amended thereto on May 11, 2022 in response to SEC comments.
On May 13, 2022, Star Equity issued a press release titled “Star Equity Fund Issues Statement on Successful Campaign at Servotronics” and fails to file a preliminary proxy statement in connection with a contested election.
On May 16, 2022, the Company filed a definitive proxy statement for an uncontested election.
On May 24, Star Equity issued a press release titled “Star Equity Fund Encourages Servotronics Shareholders to Vote WITHHOLD on the Re-Election of Ed Cosgrove and Lucion Gygax.”
On June 10, 2022, the Company held its annual meeting of shareholders and the six incumbent directors nominated by the Company were elected by the affirmative vote of a plurality of the votes cast. The results of the annual meeting were disclosed in a Current Report on Form 8-K filed with the SEC on June 15, 2022.
On June 23, 2022, Star Equity issued a press release titled “Star Equity Fund Issues Statement on the Results of Servotronics 2022 AGM.”
From July to October 2022 the Company’s leadership team worked on an updated strategic plan designed to increase long-term shareholder value that is focused on strengthening the corporate culture, delivering quality products on time, growing the business in existing and new markets, and investing in the Company and employees.

On October 19, 2022, the updated strategic plan was presented to the Board of Directors and approved.
On October 20, 2022, Star Equity sent the Company a purported indication of interest to combine the Company with Star Equity.
The Company’s Board of Directors met on October 21, October 27, October 31 and November 2, 2022 to review and consider Star Equity’s purported indication of interest.
On November 1, 2022, the Company made available a letter to stakeholders from William F. Farrell, Jr., Chief Executive Officer. The letter provided an initial update on the Company’s strategic plan that was developed by the Company’s leadership team over the past six months.
On November 2, 2022, the Company’s Board of Directors responded to Star Equity by noting that “the Board unanimously concluded that a potential transaction as referenced in the indication of interest carries significant risks and is not in the best interests of our shareholders.”
On November 14, 2022, Star Equity issued a press release titled “Star Equity Fund Issues Statement on Inaction of Servotronics Board.”
On November 16, 2022, the Company issued a press release responding to Star Equity’s communication and reiterating that the Company’s Board of Directors and management team are committed to executing on the Company’s plan of delivering superior long-term results to shareholders.
In early December 2022, the Company’s Nominating and Corporate Governance Committee began its process to conduct a Board evaluation and consider the appropriate skills and experience for potential nominees to be elected at the 2023 annual meeting.
On January 6, 2023, the Company received a request from Star Equity to provide a copy of the nominee questionnaire as referenced in the advance notice provision in the Company’s By-laws.
On January 9, 2023, the Company provided the nominee questionnaire.
On January 23, 2023, Chief Executive Officer, William F. Farrell, Jr. met with Brent D Baird to discuss potential director nominees.
On January 25, 2023, the Company received a request from Star Equity to provide a copy of the Company’s Code of Ethics, Related Party Transactions Policy and any other policies or guidelines applicable to directors.
On January 25, 2023, the Company provided the requested information to Star Equity.
On February 3, 2023, Board Chair Christopher M. Marks set up a meeting with Brent D. Baird to discuss Mr. Baird’s interest in joining the Board. Members of the Nominating and Corporate Governance Committee interviewed Mr. Baird on February 7, 2023 upon receipt of Mr. Baird’s nominee questionnaire and other information requested by the Committee.
On February 9, 2023, Star Equity delivered a notice of its intention to nominate a control slate of six candidates for election as directors at the 2023 Annual Meeting. The nomination notice disclosed that Star Equity owned 135,000 shares of Common Stock, constituting approximately 5.4% of the outstanding shares.
On February 14, 2023, Lucion P. Gygax, Chair of the Compensation Committee, advised the Board that he was resigning from the Board, effective immediately.
On February 15, 2023, the Company entered into a Cooperation Agreement with Brent D. Baird. Pursuant to the Agreement, the Company agreed to appoint Mr. Baird to the Board of Directors, effective as of February 16, 2023, with a term expiring at the Company’s 2023 annual meeting of stockholders. The Agreement also provides that the Board will nominate and recommend in favor of Mr. Baird’s reelection to the Board at the 2023 Annual Meeting, for a term expiring at the Company’s 2024 annual meeting of stockholders, and solicit stockholders accordingly in favor of such reelection in the same manner as for other nominees nominated by the Company at the 2023 Annual Meeting. Under the terms of the Agreement, the Board must also consider nominating Mr. Baird for reelection to the Board at the 2024 Annual Meeting in good faith and in the same manner the Board considers the nomination of all incumbent directors. Additionally, pursuant to the terms of the Agreement, Mr. Baird has agreed to customary voting commitments with respect to the Company during the term of the Agreement, including (i) voting in favor of the slate of directors recommended by the Board, (ii) voting against the election of any nominee for director not recommended by the Board for election, and (iii) voting in accordance with the Board’s recommendation with respect to any other matter or proposal presented at any such meeting, subject to certain exceptions relating to business combination transactions.
On March 7, 2023, Jeffrey E. Eberwein, Portfolio Manager of Star Equity, sent an email correspondence to Evan H. Wax and Brent D. Baird requesting that the Company review the resume of Mark Pomeroy, one of Star Equity’s nominees.
On March 10, 2023, Mr. Wax contacted Mr. Pomeroy to schedule an interview with members of the Nominating and Corporate Governance Committee.
On March 23, 2023, members of the Nominating and Corporate Governance interviewed Mr. Pomeroy.
On March 24, 2023, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved the nominations of Brent D. Baird, Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax to stand for re-election at the 2023 Annual Meeting.
On March 24, 2023, the Company filed this preliminary proxy statement.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Refreshment
Our Board has an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. Two-thirds of the current directors have been first elected or appointed within the past 12 months. The Board and Nominating and Corporate Governance Committee believe the fresh perspectives brought by new directors are important to a forward-thinking and strategic Board when appropriately balanced with the deeper understanding of our business provided by longer-serving directors.
Director Qualifications and Biographical Information
The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee to conclude that the person should serve as a member of our Board of Directors.
Brent D. Baird, age 84 — Mr. Baird was appointed to the Board in February 2023 and serves as Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. He is a private investor and is the former President and Chief Executive Officer of Merchants Group Inc. and a former general partner of Trubee, Collins & Co., Inc. Mr. Baird served as a director of M&T Bank (NYSE: MTB) from 1983 to 2020 and a director of Todd Shipyards Corporation (NYSE: TOD) from 1992 to 2011. Mr. Baird has significant investment management and corporate governance expertise having served in numerous executive positions in public and private companies. Mr. Baird holds a Bachelor of Arts with Honors from Williams College.
Edward C. Cosgrove, Esq., age 88 — Mr. Cosgrove has served as Director since 2012. He is an attorney with the Cosgrove Law Firm, a Buffalo-based firm where his practice includes civil litigation, representation of corporations, businesses, physicians and medical facilities. He earned a Bachelor of Arts Degree from the University of Notre Dame and a Doctor of Laws Degree from Georgetown University Law School. He is a U.S. Army Veteran and has served as a Special Agent of the Federal Bureau of Investigation and as District Attorney of Erie County, NY. Mr. Cosgrove enjoys the highest possible Peer Review Rating a lawyer can receive from Martindale-Hubbell for the years 1980 through 2023 and has been considered annually as one of the top lawyers in Western New York. His broad-based experience is most important to the Board of Directors.
William F. Farrell, Jr., age 56 — Mr. Farrell was appointed to the Board of Directors in April 2022 when he also was appointed Chief Executive Officer of the Company. He joined the Company following a more than 30-year career with Western New York-based Moog Inc. (NYSE: MOG.A and MOG.B), where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog’s Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation. Earlier in his tenure at Moog, he worked in a variety of other executive and engineering roles for the worldwide designer, manufacturer, and integrator of precision control components and systems, including in its Industrials Group, Space Products Division and Engine Controls Division. Mr. Farrell holds a B.S. degree in mechanical engineering from the University of Notre Dame and an M.B.A in manufacturing operations management from the State University of New York at Buffalo. His leadership experience and industry knowledge provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.
Karen L. Howard, age 60 — Ms. Howard was appointed to the Board of Directors in April 2022 and serves as Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. She has more than 30 years of professional experience as an advisor to and finance executive with public companies, as well as a proven record of board leadership. She retired in 2020 after serving for seven years as Executive Vice President of Kei Advisors LLC, an investor relations and business advisory firm serving micro-, small- and mid-cap public company executives and boards across the United States. Previously, she served for 17 years with Columbus McKinnon Corporation (Nasdaq: CMCO), including as Vice President of Strategic Initiatives, Vice President and Chief Financial Officer, and earlier roles as Treasurer and Controller of the publicly traded global manufacturer of material handling products and solutions. Prior to that, she was a certified public accountant with Ernst & Young LLP. Ms. Howard serves as a member of the Board of Directors of Highmark Western and Northeastern New York Inc. (formerly HealthNow New York Inc.), a regional health care company. She also chairs its audit committee. Ms. Howard earned her bachelor’s degree in accounting from Niagara University. Her accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes her highly qualified to serve as a Company Director.
Christopher M. Marks, age 58 — Mr. Marks was appointed to the Board of Directors in July 2016 and has served as Chair of the Board since April 2022. He is also a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Marks is a member of the financial planning firm Jensen, Marks, Langer & Vance, LLC, where he provides financial planning advice and investment management services. Also, he is a member and the Chief Compliance Officer of Sterling Investment Counsel, LLC, a registered investment advisor. He brings over 25 years of financial planning and analysis experience to the Company as well as a background in accounting, corporate law and governance. He holds a Bachelor of Science Degree in Accountancy from Villanova University, a Master of Business Administration from St. Bonaventure University, and a Juris Doctorate with honors from the State University of New York at Buffalo School of Law. He previously practiced commercial and corporate law at Phillips Lytle, LLP in Buffalo, NY and began his career with Price Waterhouse in New York City. His business, accounting and legal experience make him highly qualified to serve as a Company Director.
Evan H. Wax, age 41 — Mr. Wax was appointed to the Board of Directors in April 2022 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. He is Managing Member of Wax Asset Management LLC in Madison, CT, an investment advisory firm that employs a long-term value based investment strategy. Prior to founding Wax Asset Management in 2011, Mr. Wax was Managing Director and Head Trader at Hayground Cove Asset Management where he was also a member of the investment committee and risk committee. Prior to that, he worked as a Financial Analyst at Goldman Sachs. Mr. Wax graduated from Yale University where he received a B.A. in Economics. His operational, financial and investment experience, and knowledge of capital markets gives him strong insight into the issues facing the Company’s businesses and markets.
Independent Directors
Under the corporate governance standards of the NYSE American, at least fifty percent of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the test of “independence” as defined by the NYSE American. The NYSE American standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each director nominee, other than Mr. Farrell, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.
In making its determination with respect to Mr. Cosgrove, the Board considered the fact that the Company incurred legal fees and disbursements of approximately $51,000 for services provided by the Cosgrove Law Firm in 2022.
Board Leadership Structure
The Board of Directors currently separates the roles of Chair of the Board of Directors and CEO. Each year, our Nominating and Corporate Governance Committee assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.

Currently, the independent Chair position is held by Christopher M. Marks and our CEO is William F. Farrell, Jr.
A number of factors support the leadership structure chosen by the Board, including, among others:
•
The Board believes this governance structure promotes balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis.

•
The current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chair of the Board.

•
The Chair of the Board sets the agenda for, and presides over, board meetings and independent sessions and coordinates the work of the committees of our Board, providing independent oversight and streamlining the CEO’s duties.

•
The Chair of the Board serves as a liaison between the Board and senior management but having an independent chairperson also enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management.

Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at Board and Committee levels. Five of the six director nominees are considered independent under the corporate governance standards of the NYSE American. All of our Directors are encouraged to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors in order to promote discussion among the independent directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.
The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Periodically, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.
Shareholder Communication with the Board
Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chair of the Nominating and Corporate Governance Committee.
Committees and Meeting Data
The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE American listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.servotronics.com.
In 2022, the Audit Committee consisted of Ms. Howard (Chair) and Messrs. Gygax, Marks and Wax with Ms. Howard being designated as the Company’s “Audit Committee financial expert”. Mr. Baird was added to the Audit Committee in February 2023 in connection with his appointment to the Board. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.
In 2022, the Compensation Committee consisted of Ms. Howard and Messrs. Gygax (Chair), Marks and Wax. Mr. Baird was added to the Compensation Committee in February 2023 in connection with his appointment to the Board and he currently serves as Chair of the Compensation Committee. The Compensation Committee is responsible for reviewing and recommending appropriate executive compensation policy and determining the compensation of the Company’s Directors and Executive Officers.
In 2022, the Nominating and Corporate Governance Committee consisted of Ms. Howard and Messrs. Gygax, Marks and Wax (Chair). Mr. Baird was added to the Nominating and Corporate Governance Committee in February 2023 in connection with his appointment to the Board. The Nominating and Corporate Governance Committee is responsible for (a) developing and implementing policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders; and (b) identifying individuals qualified to become members of the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders.
The full Board of Directors approves/ratifies all Director nominees after they are determined by the Nominating and Corporate Governance Committee. See “Director Nominating Process” below. Additionally, Director and Executive Officer compensation determinations are subsequently submitted to the full Board of Directors for approval/ratification.
During the fiscal year ended December 31, 2022, the Board of Directors held [•] meetings. The Audit Committee met [•] times, the Compensation Committee met [•] times and the Nominating and Corporate Governance Committee met [•] times. No Director attended less than 100% of the meetings held during the period that each individual served as a Director. Each Director is encouraged to attend the Annual Meeting of Shareholders. In 2022, the Annual Meeting of Shareholders was attended by all Directors standing for reelection at that meeting.
Board Oversight of Risk Management
The Board of Directors believes that the control and management of risk are primarily responsibilities of senior management of the Company. The entire Board of Directors is responsible for oversight of this senior management function. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with the Company’s executive compensation policies and practices and the Nominating and Corporate Governance Committee reviews Director independence, related party transactions and the implementation of corporate governance policies.
Nominating Procedures
The determination of the individuals to be nominated for the Board of Directors is made by the Nominating and Corporate Governance Committee. This determination is then subsequently submitted to the full Board of Directors for approval/ratification.
The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
Director Compensation in 2022
The Company’s Non-Employee Director Compensation Policy provides that non-employee directors are paid an annual cash retainer of $60,000, payable in twelve monthly installments, plus reimbursement of actual expenses for attendance at Board or Committee meetings. Non-employee directors also receive an annual award of restricted stock under the Company’s 2022 Equity Incentive Plan. The annual award consists of shares of the Company’s common stock with a value of $25,000 as of the date of the grant. These restricted shares will vest quarterly over the 12-month service period.
The following table shows the compensation paid by the Company to each non-employee director for 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Edward C. Cosgrove	$60,000	$25,000	$85,000
Karen L. Howard	$60,000	$25,000	$85,000
Lucion P. Gygax	$60,000	$25,000	$85,000
Christopher M. Marks	$60,000	$25,000	$85,000
Even H. Wax	$60,000	$25,000	$85,000

(1)
Represents the total grant date fair value of the annual retainer share awards on the date of the award. 2,269 restricted shares were granted to each non-employee director on August 15, 2022. The annual retainer share awards vest in four equal quarterly installments on the date of grant and the dates of the regularly scheduled quarterly board meetings to review the financial statements for the quarters ending September 30 and December 31, 2022 and the remainder of which shall vest on the date of the 2023 annual meeting. 1,134 shares were unvested at December 31, 2022.

PROPOSALS TO BE VOTED ON
Proposal 1 — Election of Directors
Our Certificate of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.
The Board currently consists of six directors, five of which (Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax) were elected at the 2022 annual meeting. Brent D. Baird joined our Board in February 2023 and is standing for election for the first time at the Annual Meeting. Lucion P. Gygax resigned from the Board on February 14, 2023 after serving as a member of the Board since 2015. All six positions on the Board are to be filled by vote of the shareholders at the Annual Meeting. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named above, each of whom was nominated by the Board based on the recommendation of our Nominating and Corporate Governance Committee. All nominees have agreed to serve if elected.
Information regarding the director nominees can be found under “Corporate Governance and Board Matters — Director Qualifications and Biographical Information.”
If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the Board may select a substitute nominee. If a substitute nominee is selected, the shares represented by your properly executed BLUE proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all properly executed BLUE proxies will be voted for the election of the remaining nominees. BLUE proxies will not be voted for more than six nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SIX OF THE BOARD’S NOMINEES TO BE ELECTTED AS DIRECORS. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE BOARD’S NOMINEES IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.
On February 14, 2023, Sar Equity announced that it has nominated a slate of six nominees for election to the Board of Directors at the Annual Meeting. As a result, the election of directors is considered a contested election, meaning the six nominees receiving the largest pluralities of votes cast will be elected. The Board does NOT endorse any of Star Equity’s nominees and unanimously recommends that you disregard any white proxy card that may be sent to you by Star Equity. Voting to “WITHHOLD” with respect to any Star Equity nominee on a white proxy card sent to you by Star Equity is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Star Equity nominee on its white proxy card will revoke any proxy you previously submitted. If you have already voted using Star Equity’s white proxy card, you have the right to change your vote, and we urge you to revoke your prior proxy by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via the Internet. Only the latest dated proxy you submit will be counted. The Company is not responsible for the accuracy of any information provided by, or relating to, Star Equity or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Star Equity, or any other statements that Star Equity may otherwise make.
Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Star Equity’s nominees and any other related information please refer to Star Equity’s proxy statement. Even if you would like to elect one or both of Star Equity’s nominees, we strongly recommend you use the Company’s BLUE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Proposal 2 — Advisory Vote on Executive Compensation
Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation.
You may vote for or against the following resolution, or you may abstain. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement
Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.
Proposal 3 — Advisory Vote on the Ratification of Independent Registered Public Accounting Firm
Freed Maxick CPAs, P.C. has served as the independent registered public accounting firm for the Company since 2005. Representatives of Freed Maxick CPAs, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.
The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent public accounting firm for 2023.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAS, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

EXECUTIVE OFFICERS
The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.
William F. Farrell, Jr., age 56 — Mr. Farrell was appointed Chief Executive Officer of the Company in April 2022. He joined the Company following a more than 30 year career with Moog Inc., where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog’s Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation.
Lisa F. Bencel, age 66 — Ms. Bencel was named Chief Financial Officer of the Company in January 2017. Prior to joining Servotronics, Ms. Bencel served as Global Controller and Treasurer with kgb, a privately held information services company. Previously, she was with global manufacturing and services companies in the aerospace, telecommunications and chemical industries, including GE, Honeywell (formerly AlliedSignal), Ericsson, L3Harris Technologies and Raytheon Technologies.
James C. Takacs, age 57 — Mr. Takacs has served as Senior Vice President of the Company since September 2016 and was named Chief Operating Officer of the Company in May 2018. Prior to that he served as Vice President of the Company, a position he held since May 2010. Mr. Takacs first joined Servotronics in 1987 and he has served in various roles of increasing responsibility including Project Engineer, Quality Assurance Manager, and Director of Operations during his tenure with the Company.

EXECUTIVE COMPENSATION
The Summary Compensation Table quantifies the amount or value of the different forms of compensation earned by or awarded to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the “Named Officers”) in fiscal 2022 and 2021 and provides a dollar amount for total compensation.
Compensation Philosophy and Objectives
The Board of Directors (the “Board”) believes the most effective compensation program is one that promotes the Company’s ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of the Company’s shareholders. The Board, acting through its Compensation Committee (the “Committee”) seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary but also at-risk incentive compensation directly related to corporate performance through the use of a short-term cash incentive as well as long-term equity-based compensation.
The Compensation Process Overview
The Committee determines the compensation of the Company’s Executive Officers in accordance with the NYSE American listing standards. The most significant aspects of management’s role are evaluating employee performance, recommending business performance targets and objectives, and recommending salary levels and other compensation awards, however final compensation determinations for all Executive Officers are approved by the Committee and ratified by the Board.
Base Salary
The Committee seeks to provide the Company’s Executive Officers with a level of assured cash compensation in the form of base salary that is commensurate with their professional status, accomplishments and geographic location. The base salaries are reviewed annually by the Committee and are adjusted from time to time to recognize competitive market data, the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. For the year ended December 31, 2022, base salary paid to each Named Officer is as set forth in the Summary Compensation Table.
Annual Bonus
The Company also makes cash awards to the Executive Officers and other employees that are not part of any pre-established, performance-based criteria. Awards of this type are completely discretionary and subjectively determined by the Committee at the time they are awarded. In the event this type of cash award is made, it is reflected in the “Summary Compensation Table” under a separate column entitled “Bonus”.
Equity Awards
Pursuant to the 2022 Equity Incentive Plan, as approved by the Company’s shareholders, the Committee may grant equity awards, the vesting of which may be based on the passage of time, achievement of performance conditions or vesting conditions otherwise determined by the Committee.
Other Benefits
The Company generally provides employees with medical, life and disability insurance benefits. All employees are eligible to participate in the Company’s 401(k) Plan to which employees are able to contribute up to the limit prescribed by the Internal Revenue Service. The Company generally matches 75% of the first 4% of eligible compensation that is contributed to the Plan. All employee deferral contributions and Company matching contributions are fully vested upon contribution. All employees are also participants in the Employee Stock Ownership Plan.

2023 Compensation Program Changes
The Committee is in the process of developing a well-balanced compensation program for 2023. The executive officer compensation program is expected to contain three primary components: base salary, an annual cash incentive award and long-term equity incentive awards subject to both performance-based vesting (earned over a three-year performance period) and service-based vesting (over a three-year period), as summarized below..
Base Salary.   The base salaries for the Company’s executive officers will be reviewed annually by the Committee and adjusted from time to time to recognize competitive market data based on the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations.
Annual Cash Incentive Awards.   The executive officers will also have an opportunity to earn annual incentive awards, paid in cash, designed to reward annual corporate performance (75%) and individual performance (25%). Each year the Committee will establish a target annual incentive award opportunity for each executive officer following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company. Both the corporate performance metrics and the individual goals will be aligned with the Company’s overall strategic priorities.
The Committee expects to set the target annual cash incentive equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum will be determined via linear interpolation.
Long-term Equity Incentive Awards.   The executive officers will also have an opportunity to earn long-term equity incentive awards intended to provide incentives for the creation of value and the corresponding growth of the Company’s stock price over time. The Committee will set the target for the three-year LTIP award equal to a percentage of base salary. The Committee believes that the long-term equity incentive awards should provide an appropriate balance between performance incentive and retention awards, accordingly, for each three-year LTIP award, 75% of the target award will be performance-based and 25% of the target award will be service-based. If the target goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. The performance-based portion of the LTIP award will vest immediately upon the Committee’s determination that the applicable performance metrics have been achieved at the end of the performance period. The service-based portion of the LTIP award vests one-third per year over three years.
Summary Compensation Table
The following table presents information relating to total compensation of the Named Executive Officers for the fiscal years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
William F. Farrell, Jr.	2022	$235,577	—	$235,012	$23,297	$493,885
Lisa F. Bencel Chief Financial Officer	2022	$251,258	—	—	$58,905	$310,162
	2021	$245,960	$35,000	—	$47,684	$328,644
James C. Takacs Chief Operating Officer	2022	$229,887	—	—	$76,214	$306,101
	2021	$220,740	$60,000	—	$38,313	$319,053

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair value of these awards were based on the closing price of the Company’s common stock as reported on the NYSE American on the grant date.

(2)
All Other Compensation for 2022 includes (i) $764, $4,861 and $1,476 for Mr. Farrell, Ms. Bencel and Mr. Takacs, respectively, for life insurance; (ii) $14,851, $35,194 and $16,106 for Mr. Farrell, Ms. Bencel and Mr. Takacs, respectively, for health, dental and vision insurance premiums and the reimbursement of medical/ health related expenses not covered under the Company’s health insurance plans; (iii) $7,682, $9,077 and $8,241 for Company 401k match for Mr. Farrell, Ms. Bencel and Mr. Takacs, respectively; and (iv) $9,773 and $49,976 for Ms. Bencel and Mr. Takacs, respectively, for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company.

Outstanding Equity Awards at Fiscal Year End
The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2022.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William F. Farrell, Jr.	21,340(2)	$225,350

(1)
Value is based on the closing price of the Company’s common stock of $10.56 on December 31, 2022, as reported on the NYSE American.

(2)
Of these shares, 11,643 shares vest in 2023; 4,849 shares vest in 2024, and 4,848 shares vest in 2025, in each case subject to continued employment.

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last two completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.
Year	Summary Compensation Table Total for PEO(1)			Compensation Actually Paid to PEO(2)			Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income (Loss) ($000’s omitted)
	William Farrell	James Takacs	Kenneth Trbovich	William Farrell	James Takacs	Kenneth Trbovich
2022	$493,885	$306,101	—	$484,223	$306,101	—	$310,162	$310,162	$124	$(2,117)
2021	—	$319,053	$853,500	—	$319,053	$853,500	$328,644	$328,644	$149	$4,055

(1)
Our PEOs for each year are as follows:
2022: William F. Farrell, Jr. (April 25 to December 31) and James C. Takacs (January 1 to April 24)
2021: James C. Takacs (June 9 to December 31) and Kenneth D. Trbovich (January 1 to June 8).

(2)
To calculate the Compensation Actually Paid (CAP), the following amounts were deducted from and added to the Summary Compensation Table (SCT) total compensation:

William F. Farrell, Jr. SCT to CAP Reconciliation
Year	SCT Total Compensation	Minus Stock Awards Total in SCT	Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards granted in the Covered Fiscal Year	CAP
2022	$493,885	$235,012	$225,350	$484,223

(3)
Our Non-PEO NEO for 2022 and 2021 was Lisa F. Bencel. James C. Takacs was also a Non-PEO NEO for a part of each year, however his compensation is excluded from this calculation since his compensation for each full fiscal year is reported in the PEO columns.

(4)
TSR is cumulative (i.e., 1 year for 2021 and 2 years for 2022) and depicted as a dollar value assuming $100 was invested as of December 31, 2020.

Compensation Actually Paid to Total Shareholder Return and Net Income.   Compensation, per the “compensation actually paid” calculation, our total shareholder return and our net income each decreased from 2021 to 2022. Net income in 2021 included the impact of the forgiveness of the Company’s Paycheck Protection Plan loan, employee retention credit and the New York State Shared Work Program, which increased pre-tax income by approximately $9.4 million. Those COVID-related governmental assistance programs did not recur in 2022.
For 2021, the majority of compensation actually paid to our executive officers reflects base salary and benefits with bonuses paid to Ms. Bencel and Mr. Takacs to account for the additional responsibilities they assumed upon the termination of our formed chief executive officer that year. Mr. Farrell was appointed CEO in April 2022 and his compensation structure reflects the new incentive-based compensation structure that the Compensation is developing.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
The Nominating and Corporate Governance Committee is responsible for the review, approval and ratification of transactions between the Company and a related person. In making its determinations, the Nominating and Corporate Committee consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Nominating and Corporate Governance Committee may, at its discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Nominating and Corporate Governance Committee.

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of March 15, 2023, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
Servotronics, Inc. Employee Stock Ownership Trust 1110 Maple Street Elma, NY 14059	416,056(2)	16.6%
Estate of Dr. Nicholas D. Trbovich Kenneth D. Trbovich Michael D. Trbovich 960 Porterville Road East Aurora, NY 14052	538,157(3)	21.4%
Beaver Hollow Wellness, LLC 401 East Amherst Street Buffalo, NY 14215	294,643(4)	11.7%
Brent D. Baird 25 Melbourne Place Buffalo, NY 14222	273,661(5)	10.9%
Wax Asset Management, LLC Evan H. Wax 44 Cherry Lane Madison, CT 06443	181,776(6)	7.2%
FMR LLC 245 Summer Street Boston, MA 02210	137,630(7)	5.5%
Star Equity Fund, L.P. 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870	135,000(8)	5.4%

(1)
The percentages are based upon 2,510,042 shares of Common Stock outstanding as of March 15, 2023.

(2)
The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) directs the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustee may direct the vote of that participant’s shares. As of March 15, 2023, approximately 374,786 shares are allocated to the accounts of participants and approximately 41,270 shares remain unallocated.

(3)
According to a Schedule 13D filed by The Estate of Nicholas D. Trbovich, Sr. (the “Estate”) on December 12, 2022, an amended Schedule 13D filed by Kenneth D. Trbovich (“KDT”) on December 12, 2022 and a Schedule 13D filed by Michael D. Trbovich (“MDT”) on December 15, 2022, (i) the Estate owns and has sole voting and dispositive power over 99,175 of the Shares, which power is exercised KDT and MDT as the co-executors of the Estate, (ii) the Estate indirectly owns and jointly controls 294,643 shares of Common Stock owned by Beaver Hollow Wellness, LLC through the Voting Agreement referenced in footnote 4 below, (iii) KDT owns and has sole voting and dispositive power over 108,780 shares of Common Stock and (iv) MDT owns and has sole voting and dispositive power over 35,559 shares of Common Stock.

(4)
According to a Schedule 13D filed by Beaver Hollow Wellness, LLC (“BHW”), Founders Software, Inc. and Paul L, Snyder III with the SEC on December 15, 2022, BHW is the beneficial owner of 294,643 shares of Common Stock. Founders Software is a member of, and holder of 50% of the issued and outstanding membership interest of, BHW. Mr. Snyder serves as Chief Executive Officer of BHW and the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software. The Estate of Nicholas D. Trbovich, Sr. (the “Estate”) is a member of BHW and holds the other 50% of the issued and outstanding membership interests of BHW. Founders Software and the Estate entered into a Voting Agreement dated as of December 6, 2022 (the “Voting Agreement”) which governs the voting, transfer, direction of dividend and disposal rights of these 294,643 shares of Common Stock.
(5)
According to an amended Schedule 13D filed by Brent D. Baird with the SEC on February 16, 2023, Mr. Baird has sole voting power and sole dispositive power with respect to 273,661 shares of Common Stock.

(6)
According to an amended Schedule 13D filed by Wax Asset Management, LLC and Evan H. Wax with the SEC on November 22, 2022, 179,389 of these shares of Common Stock are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant the Adviser voting power over the securities held in client accounts.

(7)
According to an amended Schedule 13G filed with the SEC on February 9, 2023 by FRM LLC and Abigail P. Johnson, FRM LLC beneficially owns 137,630 shares of Common Stock, as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. Abigail P. Johnson is a Director, Chairman and Chief Executive Officer of FMR LLC.

(8)
According to an amended Schedule 13D filed with the SEC on February 14, 2023 by Star Equity Fund, LP, Star Equity Holdings, Inc., Star Equity Fund GP, LLC, Star Investment Management, LLC, Jeffrey E. Eberwein, Star Value, LLC., Hannah M. Bible, Bashara C. Boyd, Richard K. Coleman, Jr., John W. Gildea, Robert G. Pearse, and G. Mark Pomeroy (collectively, the “Star Equity Group”), the Star Equity Group is the beneficial owner of 135,000 shares of Common Stock. Each reporting person in the Star Equity Group disclaims beneficial ownership of such Shares except to the extent of his or its pecuniary interest therein.

Security Ownership of Management and Directors
The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 15, 2023:
Name of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
Brent D. Baird	273,661	10.9%
Lisa F. Bencel	8,549(2)	*
Edward C. Cosgrove, Esq.	11,422	*
William F. Farrell, Jr.	21,340	*
Karen L. Howard	2,387	*
Christopher M. Marks	11,422	*
James C. Takacs	37,721(3)	1.5%
Evan H. Wax	181,776(4)	7.2%
Servotronics, Inc. Employee Stock Ownership Trust	416,056(5)	16.6
All directors, nominees and executive officers as a group	943,014	37.6%

*
Less than 1.0%.

(1)
The percentages are based upon 2,510,042 shares of Common Stock outstanding as of March 15, 2023.

(2)
Includes 1,262 shares allocated to Ms. Bencel’s account under the ESOT.

(3)
Includes 20,058 shares allocated to Mr. Takacs’ account under the ESOT.

(4)
Includes 179,389 shares owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Mr. Wax is the President of Wax Asset Management, LLC.

(5)
Mr. Farrell and Ms. Bencel are trustees of the ESOT and could be deemed to have shared investment and/or voting power over those shares. The ESOT holds an aggregate of 416,056 shares of Common Stock, including 1,262 shares credited to the ESOT account of Ms. Bencel and 20,058 shares credited to the ESOT account of Mr. Takacs, previously reported in this table.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2022.

AUDIT COMMITTEE MATTERS
Auditor Fees and Services
The following table shows fees for the audit and other services provided by Freed Maxick CPAs, P.C. for 2022 and 2021.
	2022	2021
Audit Fees(1)	$183,595	$230,745
Tax Fees(2)	$53,995	$59,555
Total	$237,590	$290,300

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. 2022 Audit fees have not yet been finalized.

(2)
Tax service fees principally included fees for tax preparation, tax consulting services and tax compliance services.

Policy for Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick. The Audit Committee has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

OTHER MATTERS
Our management does not know of any other matters to come before the 2023 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2024 ANNUAL MEETING
Shareholder Proposals for Inclusion in the Proxy Material for the 2024 Annual Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the Company no later than [•], assuming the meeting is held within 30 days of the calendar date of the 2023 Annual Meeting. The proposal must comply fully with the requirements of Rule 14a-8.
Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2023 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 1110 Maple Street, P.O. Box 300, Elma, New York 14059, Attention: Secretary, no later than [•], in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2024 Annual Meeting of Shareholders.
Shareholder Proposals for Consideration at the 2024 Annual Meeting, but not for Inclusion in the Proxy Materials
In accordance with our By-laws, any shareholder proposal to be considered at next year’s annual meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than [•], assuming the meeting is held within 30 days of the calendar date of the 2023 Annual Meeting. The notice must comply fully with the requirements of the By-laws.
Shareholder Nominations of Director Candidates for the 2024 Annual Meeting
Under our By-laws, a shareholder of record may nominate a person for election as a director at next year’s annual meeting if the shareholder has delivered timely notice to our Corporate Secretary setting forth:
•
the name, age, business address and residence address of each proposed nominee;

•
the principal occupation or employment of each nominee;

•
the number of shares of Servotronics capital stock which are owned of record and beneficially by each such nominee;

•
a written questionnaire with respect to the background and qualification of such proposed nominee and a written statement and agreement executed by each such nominee acknowledging that such person: (A) consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, (B) intends to serve as a director for the full term for which such person is standing for election, and (C) makes certain other representations as set forth in the By-laws;

•
certain information regarding the proposing shareholder; and

•
any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than [•]. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our By-laws will be void.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [•].
The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Committee by directing them in care of our Corporate Secretary.
All such notices, proposals, nominations and recommendations should be directed to the attention of our Corporate Secretary at Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059.
BY ORDER OF THE BOARD OF DIRECTORS
BERNADINE E. KUCINSKI
Secretary
[•], 2023

APPENDIX A
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Meeting. The following sets forth certain information about such persons (the “Participants”).
Directors and Director Nominees
The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Company’s current directors and director nominees is c/o Servotronics, Inc., 1110 Maple Street, Elma, NY 14059.
Name	Present Principal Occupation
Brent D. Baird	Private investor
Edward C. Cosgrove	Attorney, The Cosgrove Firm
William F. Farrell, Jr.	Chief Executive Officer of the Company
Karen L. Howard	Former (Retired) Executive Vice President of Kei Advisors LLC
Christopher M. Marks	Member, Jensen, Marks, Langer & Vance, LLC
Evan H. Wax	Managing Member, Wax Asset Management LLC
Officers
The officers of the Company who are Participants are Lisa F. Bencel and James C. Takacs. The business address for each is c/o Servotronics, Inc., 1110 Maple Street, Elma, NY 14059. Their present principal occupations are stated below. Mr. Farrell is also an executive officer of the Company but is listed above as a Director and Director Nominee.
Name	Present Principal Occupation
Lisa F. Bencel	Chief Financial Officer of the Company
James C. Takacs	Chief Operating Officer of the Company
Information Regarding Ownership of the Company’s Securities by Participants
The number of the Company’s securities beneficially owned by the Participants as of March 15, 2023 is set forth in the section titled “Security Ownership of Management and Directors” in this Proxy Statement.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Name	Date	Title of Security	Number of Shares	Transaction
Brent D. Baird	07/29/2021	Common Stock	4,000	Open Market Purchase
	07/30/2021	Common Stock	2,000	Open Market Purchase
	08/02/2021	Common Stock	3,000	Open Market Purchase
	08/03/2021	Common Stock	11,000	Open Market Purchase
	08/04/2021	Common Stock	2,000	Open Market Purchase
	08/05/2021	Common Stock	1,000	Open Market Purchase
	08/06/2021	Common Stock	2,000	Open Market Purchase
	08/09/2021	Common Stock	3,000	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transaction
	08/10/2021	Common Stock	2,000	Open Market Purchase
	08/11/2021	Common Stock	3,000	Open Market Purchase
	08/12/2021	Common Stock	2,000	Open Market Purchase
	08/12/2021	Common Stock	2,000	Open Market Purchase
	08/16/2021	Common Stock	14,000	Open Market Purchase
	08/17/2021	Common Stock	9,000	Open Market Purchase
	08/18/2021	Common Stock	9,000	Open Market Purchase
	08/19/2021	Common Stock	3,000	Open Market Purchase
	08/20/2021	Common Stock	3,000	Open Market Purchase
	08/23/2021	Common Stock	3,000	Open Market Purchase
	08/24/2021	Common Stock	7,000	Open Market Purchase
	08/27/2021	Common Stock	10,000	Open Market Purchase
	08/30/2021	Common Stock	2,000	Open Market Purchase
	08/31/2021	Common Stock	2,000	Open Market Purchase
	09/01/2021	Common Stock	1,000	Open Market Purchase
	09/02/2021	Common Stock	5,000	Open Market Purchase
	09/07/2021	Common Stock	3,000	Open Market Purchase
	09/08/2021	Common Stock	7,000	Open Market Purchase
	09/13/2021	Common Stock	1,000	Open Market Purchase
	09/15/2021	Common Stock	1,000	Open Market Purchase
	09/16/2021	Common Stock	1,000	Open Market Purchase
	09/17/2021	Common Stock	3,000	Open Market Purchase
	09/21/2021	Common Stock	1,000	Open Market Purchase
	09/23/2021	Common Stock	1,000	Open Market Purchase
	09/24/2021	Common Stock	1,000	Open Market Purchase
	09/27/2021	Common Stock	3,000	Open Market Purchase
	10/26/2021	Common Stock	5,000	Open Market Purchase
	11/16/2021	Common Stock	1,000	Open Market Purchase
	11/22/2021	Common Stock	2,000	Open Market Purchase
	11/23/2021	Common Stock	8,000	Open Market Purchase
	11/26/2021	Common Stock	2,000	Open Market Purchase
	11/29/2021	Common Stock	2,000	Open Market Purchase
	12/01/2021	Common Stock	1,000	Open Market Purchase
	12/03/2021	Common Stock	1,000	Open Market Purchase
	12/07/2021	Common Stock	2,000	Open Market Purchase
	12/16/2021	Common Stock	3,000	Open Market Purchase
	12/21/2021	Common Stock	7,000	Open Market Purchase
	12/22/2021	Common Stock	4,000	Open Market Purchase
	12/23/2021	Common Stock	1,000	Open Market Purchase
	12/27/2021	Common Stock	9,000	Open Market Purchase
	12/28/2021	Common Stock	3,000	Open Market Purchase
	12/29/2021	Common Stock	6,000	Open Market Purchase
	01/03/2022	Common Stock	2,000	Open Market Purchase
	01/04/2022	Common Stock	2,000	Open Market Purchase
	01/05/2022	Common Stock	1,000	Open Market Purchase
	01/10/2022	Common Stock	1,000	Open Market Purchase
	01/11/2022	Common Stock	4,000	Open Market Purchase
	01/13/2022	Common Stock	5,000	Open Market Purchase
	01/14/2022	Common Stock	2,000	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transaction
	01/19/2022	Common Stock	1,000	Open Market Purchase
	01/20/2022	Common Stock	1,000	Open Market Purchase
	02/03/2022	Common Stock	1,000	Open Market Purchase
	02/08/2022	Common Stock	2,000	Open Market Purchase
	02/11/2022	Common Stock	1,000	Open Market Purchase
	02/14/2022	Common Stock	6,000	Open Market Purchase
	02/23/2022	Common Stock	11,000	Open Market Purchase
	02/28/2022	Common Stock	1,000	Open Market Purchase
	03/02/2022	Common Stock	5,000	Open Market Purchase
	03/07/2022	Common Stock	1,000	Open Market Purchase
	03/09/2022	Common Stock	1,000	Open Market Purchase
	03/11/2022	Common Stock	1,000	Open Market Purchase
	03/14/2022	Common Stock	1,000	Open Market Purchase
	03/16/2022	Common Stock	1,000	Open Market Purchase
	03/17/2022	Common Stock	2,000	Open Market Purchase
	04/04/2022	Common Stock	1,000	Open Market Purchase
	12/12/2022	Common Stock	12,000	Open Market Purchase
	01/17/2023	Common Stock	6,661	Open Market Purchase
	01/18/2023	Common Stock	5,000	Open Market Purchase
	02/16/2023	Common Stock	725	Grant of Director Retainer Award
Edward C. Cosgrove	05/14/2021	Common Stock	3,290	Grant of Director Retainer Award
	08/15/2022	Common Stock	2,236	Grant of Director Retainer Award
William F. Farrell, Jr.	04/25/2022	Common Stock	6,794	Grant of Restricted Stock
		Common Stock	14,546	Grant of Restricted Stock
Karen L. Howard	04/25/2022	Common Stock	118	Grant of Director Retainer Award
	08/15/2022	Common Stock	2,236	Grant of Director Retainer Award
Christopher M. Marks	05/14/2021	Common Stock	3,290	Grant of Director Retainer Award
	08/15/2022	Common Stock	2,236	Grant of Director Retainer Award
Evan H. Wax(1)	04/01/2021	Common Stock	500	Open Market Sale
	04/05/2021	Common Stock	87	Open Market Sale
	05/17/2021	Common Stock	1,000	Open Market Purchase
	05/21/2021	Common Stock	4,292	Open Market Purchase
	06/01/2021	Common Stock	500	Open Market Purchase
	06/16/2021	Common Stock	9,492	Open Market Purchase
	09/08/2021	Common Stock	1,941	Open Market Sale
	09/17/2021	Common Stock	158	Open Market Sale
	09/20/2021	Common Stock	1,500	Open Market Sale
	09/21/2021	Common Stock	1,201	Open Market Sale
	09/24/2021	Common Stock	104	Open Market Sale
	09/27/2021	Common Stock	4,006	Open Market Sale
	12/29/2021	Common Stock	500	Open Market Purchase
	01/03/2022	Common Stock	200	Open Market Purchase
	01/13/2022	Common Stock	600	Open Market Sale
	01/14/2022	Common Stock	300	Open Market Sale
	01/21/2022	Common Stock	3,735	Open Market Sale
	01/24/2022	Common Stock	100	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transaction
	01/27/2022	Common Stock	471	Open Market Purchase
	01/28/2022	Common Stock	50	Open Market Sale
	02/08/2022	Common Stock	397	Open Market Sale
	04/25/2022	Common Stock	118	Grant of Director Retainer Award
	05/20/2022	Common Stock	2,432	Open Market Purchase
	08/15/2022	Common Stock	2,236	Grant of Director Retainer Award
	11/17/2022	Common Stock	17,453	Open Market Purchase
	11/18/2022	Common Stock	889	Open Market Purchase

(1)
The open market purchases and sales reported for Mr. Wax relate to transactions by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant the Adviser voting power over the securities held in client accounts.

Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) that is material to such person’s ability or integrity during the past ten years.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

PRELIMINARY COPY SUBJECT TO COMPLETION c/o GEORGESON LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY MAIL Vote, sign and date this Universal Proxy Card and return in the postage-paid envelope VIRTUAL MEETING at the following Website: www.meetnow.global/[●], on [•], 2023 at 9:00 a.m. Eastern Daylight Time. To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. THIS IS THE BLUE PROXY CARD Please detach at perforation before mailing. SERVOTRONICS, INC. UNIVERSAL PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2023 The undersigned hereby appoints [●] and [●], and each of them as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all shares of Servotronics, Inc. (the “Company”) common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually at the following Website: www.meetnow.global/[●], on [●], [●], 2023, at [●], Eastern Daylight Time, and at any adjournment or postponement thereof. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. If you do not provide voting instructions, your proxy will be voted FOR all six (6) Company Nominees in Proposal 1and FOR Proposals 2, and 3. VOTE VIA THE INTERNET: www.proxy-direct.com xxxxxxxxxxxxxx code SER_33287_032223 PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

PRELIMINARY COPY SUBJECT TO COMPLETION EVERY VOTE IS IMPORTANT IF YOU VOTE ON THE INTERNET, YOU NEED NOT RETURN THIS UNIVERSAL PROXY CARD THIS IS THE BLUE PROXY CARD Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X Proposals The Board of Directors recommends a vote “FOR” all six (6) Company Nominees and NOT to vote for any of the six (6) Star Equity Fund, LP. Nominees opposed by the Company listed in Proposal 1, and to vote “FOR” Proposals 2 and 3. 1. Election of six (6) directors to serve for a term to expire at the Annual Meeting of Shareholders in 2024, as set forth in the Proxy Statement. Vote “FOR” up to six (6) nominees in total. You are permitted to vote “FOR” fewer than six (6) nominees. If you vote “FOR” fewer than six (6) nominees, your shares will only be voted FOR those nominees you have so marked. If you vote “FOR” more than six (6) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. DO NOT VOTE FOR MORE THAN SIX (6) NOMINEES COMPANY NOMINEES: ** STAR EQUITY FUND, LP. NOMINEES OPPOSED BY THE COMPANY The Board of Directors recommends a vote “FOR” the following six (6) Company Nominees: The Board of Directors recommends that you do NOT vote for any of the following six (6) Star Equity Fund, LP. Nominees: FOR WITHHOLD FOR WITHHOLD 01. Brent D. Baird □ □ 07. [●]** □ □ 02. Edward C. Cosgrove □ □ 08. [●]** □ □ 03. William F. Farrell, Jr. □ □ 09. [●]** □ □ 04. Karen L. Howard □ □ 10. [●]** □ □ 05. Christopher M. Marks □ □ 11. [●]** □ □ 06. Evan H. Wax □ □ 12. [●]** □ □ FOR AGAINST ABSTAIN 2. Advisory approval of the compensation of our Named Executive Officers for 2022. 3. Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for 2023. □ □ □ □ □ □ Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below Instructions: Please sign exactly as your name(s) appear(s) on this Universal Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, or other fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown. Date (mm/dd/yyyy) Please print date below Signature 1 Please keep signature within the box Signature 2 Please keep signature within the box I I Scanner bar code xxxxxxxxxxxxxx SER 33287 xxxxxxxx